SCHEDULE 14A INFORMATION

______________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Agrify Corporation
(Name of Registrant as Specified In Its Charter)

___________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

AGRIFY CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

______________________

February 28, 2023

______________________

NOTICE AND PROXY STATEMENT

February 6, 2023

Dear Agrify Corporation Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to attend a Virtual Special Meeting of Stockholders of Agrify Corporation (“Agrify” or the “Company”) to be held on Tuesday, February 28, 2023, at 10:00 a.m. local time. To be admitted to the Special Meeting at www.virtualshareholdermeeting.com/AGFY2023SM, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Special Meeting by following the instructions available on the meeting website during the meeting.

At the meeting, you and the other stockholders will be asked to vote upon the following:

•        To approve, as contemplated by Nasdaq Listing Rule 5635, the issuance of up to 26,769,230 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) upon the exercise of warrants of the Company (the “Warrants”) issued in connection with the Company’s public offering that closed on December 20, 2022, and to permit the reduction of the exercise price of those Warrants under certain circumstances;

•        To approve an Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000, and to correspondingly increase the total authorized shares of stock from 103,000,000 to 203,000,000; and

•        To consider and vote upon an adjournment of the Special Meeting in order to solicit additional proxies if there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Special Meeting.

As of January 13, 2023, the Company had 20,740,977 shares of Common Stock outstanding. Only shareholders of record as of the close of business on January 13, 2023 are entitled to receive notice of, to attend, and to vote at, the Special Meeting.

Whether or not you can attend the meeting, please read the attached proxy statement. When you have done so, please mark your vote on the proxy card, sign and date the proxy card, and return it to us. Alternatively, you may cast your vote by telephone, or through the Internet. Instructions for voting by telephone or through the Internet are included with your proxy card. Your vote is important. Please act promptly by voting your shares by telephone, via the Internet, or by signing, dating and returning the proxy card.

Thank you for your continued interest in Agrify. We look forward to seeing you at the meeting.

Sincerely,

Raymond Chang
Chairman and Chief Executive Officer

76 Treble Cove Road, Building No. 3 • Billerica, MA 01862 • Tel: 617-896-5343
ir@agrify.com • www.agrify.com

Agrify Corporation
76 Treble Cove Road, Building 3
Billerica, Massachusetts 01862

______________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held February 28, 2023

______________________

To the Stockholders:

Agrify Corporation (“Agrify”) will hold a Virtual Special Meeting of Stockholders on Tuesday, February 28, 2023 at 10:00 a.m., Eastern Time. To be admitted to the Special Meeting at www.virtualshareholdermeeting.com/AGFY2023SM, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Special Meeting by following the instructions available on the meeting website during the meeting.

We are holding this meeting for the following purposes:

•        To approve, as contemplated by Nasdaq Listing Rule 5635(d), the issuance of up to 26,769,230 shares of Agrify’s common stock, par value $0.001 per share (the “Common Stock”) upon the exercise of warrants of Agrify (the “Warrants”) issued in connection with Agrify’s public offering that closed on December 20, 2022, and to permit the reduction of the exercise price of those Warrants under certain circumstances;

•        To approve an Amendment to Agrify’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000, and to correspondingly increase the total authorized shares of stock from 103,000,000 to 203,000,000; and

•        To consider and vote upon an adjournment of the Special Meeting in order to solicit additional proxies if there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Special Meeting.

The Board of Directors selected January 13, 2023 as the record date for determining stockholders entitled to vote at the Special Meeting. As of January 13, 2023, Agrify had 20,740,977 shares of Common Stock outstanding. A list of stockholders on that date will be available for inspection at Agrify’s corporate headquarters, 76 Treble Cove Road, Building No. 3, Billerica, Massachusetts, 01862, during normal business hours for the ten-day period prior to the Special Meeting. Only holders of our Common Stock as of the close of business on January 13, 2023 are entitled to vote at the Special Meeting or any adjournment thereof.

On or about February 6, 2023, we are mailing to our stockholders this Notice of Special Meeting of Stockholders and the enclosed Proxy Statement.

By Order of the Board of Directors,

Raymond Chang
Corporate Secretary

Billerica, Massachusetts
February 6, 2023

Important Notice Regarding Availability of Proxy Materials for the Virtual Special Meeting of Stockholders Meeting to be Held on February 28, 2023: The Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com.

76 Treble Cove Road, Building No. 3 • Billerica, MA 01862 • Tel: 617-896-5343
ir@agrify.com • www.agrify.com

IMPORTANT

Whether or not you expect to attend the virtual special meeting, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, via the Internet, or by signing, dating, and returning the enclosed proxy card will save the Company the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

AGRIFY CORPORATION
PROXY STATEMENT

Page
GENERAL INFORMATION	1
Special Meeting Information	1
ITEM 1 — APPROVAL OF THE ISSUANCE OF UP TO 26,769,230 SHARES OF COMMON STOCK UPON THE EXERCISE OF WARRANTS ISSUED IN DECEMBER 2022	5
General	5
Description of Warrants	5
Purpose of Proposal No. 1	6
Potential Consequences if Proposal No. 1 is Not Approved	6
Potential Adverse Effects of Proposal No. 1	6
Vote Required	6
Recommendation of the Board	6
ITEM 2 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION	7
General	7
Description of the Amendment	7
Rights of Additional Authorized Shares	7
Potential Adverse Effects of the Charter Amendment	8
Appraisal Rights	8
Effectiveness of Amendment	8
Vote Required	8
Recommendation of the Board	8
ITEM 3 — APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING IN ORDER TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT SHARES VOTED IN FAVOR OF ANY OF ITEMS 1, 2 OR 3 AT THE TIME OF THE SPECIAL MEETING	9
Background of and Rationale for the Adjournment Proposal	9
Vote Required	9
Recommendation of the Board	9
BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS	10
EXPENSES OF SOLICITATION	12
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	13
OTHER MATTERS	14
ADVANCE NOTICE PROCEDURES AND STOCKHOLDER PROPOSALS	14
Advance Notice Procedures	14
Stockholder Proposals for 2023 Annual Meeting of Stockholders	14
ADDITIONAL INFORMATION	15
Annual Report on Form 10-K	15
Householding of Meeting Materials	15

i

GENERAL INFORMATION

Special Meeting Information

This proxy statement contains information related to the Virtual Special Meeting of Stockholders of Agrify Corporation (the “Company” or “Agrify”) to be held on Tuesday, February 28, 2023, beginning at 10:00 a.m., Eastern Time, and any postponements or adjournments thereof (the “Special Meeting”). This proxy statement was prepared at the direction of our Board of Directors to solicit your proxy for use at the Special Meeting. On or about February 6, 2023, we are mailing to our stockholders the Notice of Special Meeting of Stockholders and Proxy Statement.

To be admitted to the Special Meeting at www.virtualshareholdermeeting.com/AGFY2023SM you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Special Meeting by following the instructions available on the meeting website during the meeting.

Q:     Who is soliciting my proxy?

A:     We, the Board of Directors of Agrify Corporation, are sending you this proxy statement in connection with our solicitation of proxies for use at the Special Meeting. Certain directors, officers and employees of Agrify may (without compensation), and Alliance Advisors (our proxy solicitor) will, solicit proxies on our behalf by mail, phone, fax, Internet or at the Special Meeting.

Q:     Who is paying for this solicitation?

A:     Agrify will pay for the solicitation of proxies, including Alliance Advisors’ estimated fee of $8,500, plus out-of-pocket expenses. Agrify also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Agrify Common Stock.

Q:     What am I voting on?

A:     There are three items scheduled to be voted on at the Special Meeting:

•        Item 1 — To approve, as contemplated by Nasdaq Listing Rule 5635, the issuance of up to 26,769,230 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) upon the exercise of warrants of the Company (the “Warrants”) issued in connection with the Company’s public offering that closed on December 20, 2022, and to permit the reduction of the exercise price of those Warrants under certain circumstances;

•        Item 2 — To approve an Amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000, and to correspondingly increase the total authorized shares of stock from 103,000,000 to 203,000,000; and

•        Item 3 — To consider and vote upon an adjournment of the Special Meeting in order to solicit additional proxies if there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Special Meeting.

Q:     Who can vote?

A:     Only those who owned Common Stock of record at the close of business on January 13, 2023, the record date for the Special Meeting (the “Record Date”), can vote. If you owned Common Stock on the Record Date, you have one vote per share for each Item up for vote at the Special Meeting.

Q:     How do I vote?

A:     You may vote your shares either at the Special Meeting or by proxy. To vote by proxy, you should mark, date, sign and mail the proxy card provided with this proxy statement or vote by telephone or through the Internet.

You will be able to participate in the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/AGFY2023SM. To be admitted to the Special Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you received. You also will be able to vote your shares electronically prior to or during the Special Meeting. If you want to submit a question during the Special Meeting, log into www.virtualshareholdermeeting.com/AGFY2023SM, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Q:     Can I vote by telephone or electronically?

A:     If you are a registered stockholder, you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically. The deadline for voting by telephone or electronically is 11:59 p.m., Eastern Daylight Time, on February 27, 2023.

Q:     How are votes counted?

A:     You may vote “FOR,” “AGAINST” or “ABSTAIN” each of the three Items.

If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares “FOR” each of the three Items. Giving a proxy will not affect your right to vote your shares at the Special Meeting. If you attend the Special Meeting, you may revoke your proxy and vote at the Special Meeting if you wish.

Q:     What are broker non-votes and abstentions?

A:     If you are the beneficial owner of shares held in “street name” by a broker, then the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, then the broker will be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated a “broker non-vote”). An abstention is a decision by a stockholder to take a neutral position on a proposal being submitted to stockholders at a meeting.

Q:     On which proposals do brokers have discretion to vote without instructions from beneficial owners?

A:     If you are the beneficial owner of shares held in “street name” by a broker, then the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. However, if you do not give instructions to the broker, then the broker will not be entitled to vote the shares with respect to Item 1, the approval of the issuance of up to 26,769,230 shares of Common Stock upon the exercise of the Warrants. Brokers will be able to vote on Item 2, the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized shares of Common Stock to 200,000,000, and Item 3, the adjournment of the Special Meeting in order to solicit additional proxies if there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Special Meeting, in the absence of your instructions as Items 2 and 3 are considered “discretionary” items.

Q:     How do broker non-votes and abstentions affect the existence of a quorum and the vote required for each Item at the Special Meeting?

A:     Broker non-votes and abstentions on any matter are included in determining the number of shares represented for the purpose of determining whether a quorum is present at a stockholders’ meeting. Under Nevada law, broker non-votes are not considered to be entitled to vote on the matter and, thus, will not have any impact on the outcome of Item 1. Although abstentions are considered present and entitled to vote on a matter, abstentions are not considered to be votes cast under Nevada law, and thus will have no impact on the outcome of Items 1 and 3, each of which requires the favorable vote of a majority of the votes cast at the Special

Meeting by stockholders entitled to vote on the matter. Item 2 requires the favorable vote of a majority of our outstanding shares of Common Stock, so any shares not voted (whether by abstention or otherwise) will have the same effect as a vote “against” Item 2. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares on Item 2.

Q:     Can I change my vote after I return my proxy card?

A:     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary either written notice of your revocation or a duly executed proxy bearing a later date. Attendance at the Special Meeting will not by itself revoke a previously granted proxy; however, delivery of a later dated proxy before the polls close at the Special Meeting will revoke a proxy previously granted.

Q:     What are the Board’s recommendations?

A:     Our Board of Directors recommends that you vote your shares as follows:

•        “FOR” the approval, as contemplated by Nasdaq Listing Rule 5635, of the issuance of up to 26,769,230 shares of Common Stock upon the exercise of the Warrants, and to permit the reduction of the exercise price of those Warrants under certain circumstances, as described in Item 1 of this proxy statement;

•        “FOR” the approval of an Amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000, and to correspondingly increase the total authorized shares of stock from 103,000,000 to 203,000,000, as described in Item 2 of this proxy statement; and

•        “FOR” the approval of an adjournment of the Special Meeting in order to solicit additional proxies if there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Special Meeting.

Q:     What constitutes a quorum?

A:     As of January 13, 2023 we had 20,740,977 shares of Common Stock outstanding and 56 holders of record. Each share of our Common Stock is entitled to one vote per share. The holders of a majority of the total outstanding shares entitled to vote, present at the Special Meeting or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting.

Q:     What happens if a quorum is not present?

A:     If a quorum is not present at the scheduled time of the Special Meeting, then the stockholders who are represented may adjourn the Special Meeting until a quorum is present. The time and place of an adjourned meeting, if necessary, would be announced at the time the adjournment is taken and no other notice would be given. Voting cannot take place unless a quorum is present.

Q:     What is the voting requirement to approve each of the items?

A:     The voting requirement to approve each of the proposals is as follows:

•        The affirmative vote of a majority of votes cast on the proposal, excluding any shares of Common Stock held by parties that hold the Warrants, is required to approve, as contemplated by Nasdaq Listing Rule 5635, the issuance of up to 26,769,230 shares of Common Stock upon the exercise of the Warrants, and to permit the reduction of the exercise price of those Warrants under certain circumstances;

•        The affirmative vote of a majority of our outstanding shares of Common Stock is required to approve an Amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000, and to correspondingly increase the total authorized shares of stock from 103,000,000 to 203,000,000; and

•        The affirmative vote of a majority of votes cast on the proposal is required to approve the adjournment of the Special Meeting in order to solicit additional proxies if there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Special Meeting.

Q:     Can I vote on other matters?

A:     Our Amended and Restated Bylaws limit the matters presented at a Special Meeting to those in a notice of a Special Meeting. No matters other than those included in the Notice of Special Meeting may properly come before the Special Meeting.

Q:     Who will count the vote?

A:     Representatives of Broadridge Financial Solutions, Inc., our transfer agent, will tabulate the votes.

ITEM 1 — APPROVAL OF THE ISSUANCE OF UP TO 26,769,230 SHARES OF COMMON STOCK UPON THE EXERCISE OF WARRANTS ISSUED IN DECEMBER 2022

General

We are asking stockholders to approve the issuance of up to 26,769,230 shares of our Common Stock upon the exercise of Warrants issued in connection with our public offering on December 20, 2022, as contemplated by Nasdaq Listing Rule 5635, and to permit the reduction of the exercise price of those Warrants under certain circumstances, as described in more detail below.

On December 16, 2022, we entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC as underwriter, pursuant to which we agreed to issue and sell an aggregate of (i) 11,884,615 shares of Common Stock, and, in lieu of Common Stock to certain investors that so chose, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 1,500,000 shares of Common Stock, and (ii) accompanying warrants (the “Warrants”) to purchase 26,769,230 shares of Common Stock (the “Offering”). The combined public offering price for each share of Common Stock and accompanying two Common Warrants was $0.65, and the combined offering price for each Pre-Funded Warrant and accompanying two Warrants was $0.649, which equals the public offering price per share of the Common Stock and accompanying two Common Warrants, less the $0.001 per share exercise price of each Pre-Funded Warrant.

Description of Warrants

The Warrants have an exercise price of $0.65 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, will become exercisable upon approval of our stockholders at the Special Meeting permitting their exercise, have a term of five years from the date of such stockholder approval, and are exercisable on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the Warrants, in which case the Warrants will also be exercisable on a cashless exercise basis at the holder’s election.

Each Warrant’s exercise price will be reduced to the extent we issue securities for a lower purchase price (the “Warrant Reset”), in which case the exercise price per share will be reduced to the applicable lower purchase price, subject to certain exceptions. The Warrants provide that in the event of certain enumerated fundamental transactions, each holder of warrants will have the option to require us to purchase its Warrants for the Black-Scholes value of the Warrants in cash.

Each Warrant provides that in no event will the number of shares of Common Stock issued upon exercise of such Warrant result in the holder’s beneficial ownership exceeding 4.99% of our shares of common stock outstanding at the time of exercise (which percentage may be decreased or increased by the holder, but to no greater than 9.99%, and provided that any increase above 4.99% will not be effective until the sixty-first (61st) day after notice of such request by the Holder to increase its beneficial ownership limit has been delivered to us). Additionally, Warrants may not be exercised unless and until shareholder approval is obtained, which we agreed to use reasonable best efforts to obtain such shareholder approval at the next meeting of stockholders of the Company, but in no event later than February 28, 2023.

We do not plan on making an application to list the Warrants on The Nasdaq Capital Market, any national securities exchange or other nationally recognized trading system. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants. No fractional shares of Common Stock will be issued upon the exercise of the Warrants. Rather, the number of shares of Common Stock to be issued will be rounded up to the nearest whole number.

The foregoing description of the Warrants is not complete and is qualified in its entirety by reference to the full text of the form of the Warrant, a copy of which is attached as Exhibit 4.2 to the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on December 16, 2022, which is incorporated by reference herein.

Purpose of Proposal No. 1

Our Common Stock is listed on The Nasdaq Capital Stock Market and trades under the ticker symbol “AGFY”. Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than public offerings of greater than 20% of the outstanding common stock or voting power of the issuer prior to the offering. In determining whether an offering qualifies as a public offering, Nasdaq considers all relevant factors, including the extent of any discount to market price. In determining discount, Nasdaq generally attributes a value of $0.125 for each warrant offered with a share of Common Stock, which value is generally deemed to be a discount. In order to ensure that the Offering qualifies as a public offering under Rule 5635 due to the value attributable to the Warrants, the Warrants provide they may not be exercised — and therefore have no value — until stockholder approval of their exercise is obtained.

Potential Consequences if Proposal No. 1 is Not Approved

The board of directors is not seeking the approval of our stockholders to authorize our entry into the Underwriting Agreement, as the issuance and sale of the Warrants has already occurred. The failure of our stockholders to approve this Proposal No. 1 will mean that we cannot permit exercise of the Warrants. If all of the Warrants are exercised, we would realize an aggregate of approximately $17.4 million in gross proceeds, assuming no adjustment to the exercise price of the Warrants as described above. If the Warrants cannot be exercised, we will not receive such proceeds, which could adversely impact our ability to fund our operations.

Potential Adverse Effects of Proposal No. 1

If this Proposal No. 1 is approved, existing stockholders will suffer dilution in their ownership interests in the future as a result of the potential issuance of shares of Common Stock upon exercise of the Warrants. Assuming exercise in full of all Warrants, an aggregate of 26,769,230 additional shares of Common Stock will be outstanding, and the ownership interest of our existing stockholders would be correspondingly reduced. The number of shares of Common Stock described above does not give effect to (i) the issuance of shares of Common Stock pursuant to other outstanding options and warrants or (ii) any other future issuances of our Common Stock. The sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock.

Interests of Certain Persons

Raymond Chang, our Chairman and Chief Executive Officer, participated in the Offering and purchased 2,307,692 shares of Common Stock and 4,615,384 Warrants for an aggregate purchase price of approximately $1.5 million. Consequently, Mr. Chang cannot currently exercise the Warrants he purchased in the Offering, and will benefit if this Item 1 is approved, as the Warrants that he holds will then become exercisable.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast on the matter, excluding any shares of Common Stock held by parties that hold the Warrants, will be required to approve the issuance of up to 26,769,230 shares of our Common Stock upon the exercise of Warrants. Broker non-votes and abstentions will have no effect on the outcome of the vote.

Recommendation of the Board

Our Board of Directors recommends that you vote “FOR” the approval of the issuance of up to 26,769,230 shares of our Common Stock upon the exercise of Warrants.

ITEM 2 — APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

General

This section provides a summary of the proposal to amend our Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000, and to correspondingly increase the total authorized shares of stock from 103,000,000 to 203,000,000 (the “Increase in Authorized Shares”).

On January 23, 2023, our Board voted to recommend an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock, as described below (the “Charter Amendment”). Under the terms of our Articles of Incorporation and Nevada law, this amendment must be approved by the holders of a majority of the outstanding shares of Common Stock. This amendment makes no other changes to our Articles of Incorporation.

This proposal is intended to give us flexibility to issue Common Stock or securities convertible into Common Stock if an attractive opportunity to do so arises. In particular, the proposal would allow us to move quickly if an increase in the market price of our Common Stock allows us to replace, reduce or eliminate our existing indebtedness by selling Common Stock or convertible securities on terms that we and our Board believe enhance long-term value for our stockholders. In addition, the newly authorized shares of Common Stock would be issuable for any other proper corporate purpose, including, but not limited to, capital raising transactions, grants under equity compensation plans, potential strategic transactions, including mergers, acquisitions, and other general corporate transactions.

Description of the Amendment

As of January 18, 2023, our current authorized capital stock of 103,000,000 consisted of 100,000,000 shares of Common Stock, of which 20,740,977 shares were outstanding, and 3,000,000 shares of preferred stock, none of which were outstanding. Approximately 31,263,599 shares may be issued under existing obligations associated with outstanding warrants, options, restricted stock units and issuances under the Company’s Employee Stock Purchase Plan. Our Board proposes to amend the first full sentence of Article 3 of our Articles of Incorporation so that it would read in its entirety as follows:

“The total number of shares of stock that the Corporation shall have authority to issue is 203 million, consisting of: 200 million shares of Common Stock, par value $0.001 per share (“Common Stock”) and 3 million shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).”

Under the terms of the Charter Amendment, the total number of authorized shares of capital stock would be increased to 203,000,000. The number of shares of Common Stock authorized will be increased to 200,000,000. The number of shares of preferred stock would remain unchanged at 3,000,000.

Rights of Additional Authorized Shares

Any authorized shares of Common Stock, if and when issued, would be part of our existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock currently outstanding. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of our Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that are outstanding or that we may designate and issue in the future.

Potential Adverse Effects of the Charter Amendment

Future issuances of Common Stock could have a dilutive effect on our earnings per share, book value per share and the voting power and interest of current stockholders. In addition, the availability of additional shares of Common Stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of Agrify.

Appraisal Rights

Pursuant to the Nevada Revised Statutes, stockholders are not entitled to appraisal rights with respect to the Charter Amendment.

Effectiveness of Amendment

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada, which Agrify expects to file promptly after the Special Meeting. If the proposed amendment is not approved by Agrify stockholders, the number of authorized shares of Common Stock will remain unchanged.

Vote Required

If a quorum is present, the affirmative vote of holders of a majority of the outstanding shares of Common Stock will be required to approve the proposed Charter Amendment to effect the Increase in Authorized Shares. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote “against” Item 2. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares on Item 2.

Recommendation of the Board

Our Board of Directors recommends that you vote “FOR” the approval of the Charter Amendment to effect the Increase in Authorized Shares.

ITEM 3 — APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING IN ORDER TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT SHARES VOTED IN FAVOR OF ANY OF ITEMS 1 OR 2 AT THE TIME OF THE SPECIAL MEETING

Background of and Rationale for the Adjournment Proposal

Our Board of Directors believes that, if the number of affirmative votes received from the holders of our common stock are insufficient to approve any of the other Items being considered at the Special Meeting, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional affirmative votes to approve that Item.

In this Item 3, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the other applicable Items.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the voting power of the outstanding voting stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon have voted against any of Items 1 and/or 2 or abstained from voting on such proposals, we could adjourn the Special Meeting without a vote on such Items and use the additional time to solicit the holders of those shares to change their vote in favor of such Items.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast on the matter will be required to approve the adjournment of the Special Meeting in order to solicit additional proxies if there are not sufficient shares to be voted in favor of Item 1 and/or Item 2. Abstentions will have no effect on the outcome of the vote.

Recommendation of the Board

Our Board of Directors recommends that you vote “FOR” the approval of the adjournment of the Special Meeting in order to solicit additional proxies if there are not sufficient shares to be voted in favor of Item 1 and/or Item 2.

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

The following table provides information, as of January 18, 2023, about the beneficial ownership of our Company’s Common Stock by: (1) the persons known to us to be beneficial owners of more than 5% of our Company’s outstanding Common Stock; (2) our directors; (3) each named executive officer; and (4) our directors and executive officers as a group. To the best of our knowledge, each such person has sole voting and investment power over the shares shown in this table, except as otherwise indicated. As of January 18, 2023, there were 56 record holders and 20,740,977 outstanding shares of our Common Stock.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after January 18, 2023 through the exercise of any warrant, stock option or other right. The inclusion in this proxy statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Common stock subject to options or warrants currently exercisable, or exercisable within 60 days after January 18, 2023, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except to the extent spouses share authority under community property laws.

	Beneficial Ownership
	Number of Shares	Percent of Total
Directors and Executive Officers
Raymond Chang	2,495,914	12.0%
Guichao Hua	73,542	*
David Kessler	14,233	*
Timothy Oakes	11,753	*
Stuart Wilcox	9,816	*
Krishnan Varier	7,587	*
Timothy Mahoney	7,587	*
Leonard J. Sokolow	1,946	*
Timothy Hayden	—	*
Maxwell Holtzman	—	*
All Directors and Executive Officers as a Group (10 persons)	2,622,378	12.5%

____________

*        Less than 1%.

(1)      The percentages shown with respect to any identified individual or group are calculated by dividing: (i) the sum of (a) the number of shares of Common Stock actually owned as of January 18, 2023 plus (b) the number of shares of Common Stock that may be acquired through the exercise of stock options, warrants or any other rights within 60 days thereof (“Currently Exercisable Awards”) by (ii) the sum of 20,740,977 shares of Common Stock outstanding as of January 18, 2022, plus the amount referenced in clause (i)(b) for such individual or group.

(2)      The address of each of the directors and executive officers listed above is c/o Agrify Corporation, 76 Treble Cove Road, Building No. 3, Billerica, Massachusetts 01862.

(3)      Includes (i) options to purchase 7,154 shares of Common Stock that are exercisable within 60 days of January 13, 2023, (ii)2,361,538 shares of common stock held by RTC3 2020 Irrevocable Family Trust, of which Mr. Chang retains the authority to remove the independent trustee, (iii) 12,955 shares of common stock held by NXT3J Capital, LLC, an entity controlled by Mr. Chan(1)g, (iv) warrants to purchase 6,322 shares of common stock associated with our 2020 convertible promissory notes held by RTC3 2020 Irrevocable Family Trust, (v) warrants to purchase 2,718 shares of common stock associated with our January 2022 private placement offering held by RTC3 2020 Irrevocable Family Trust, and (vi) options to purchase 4,059 shares of common stock held by Mr. Chang’s son that are exercisable within 60 days of January 13, 2022, but excluding warrants to purchase 4,618,101 shares of Common Stock that are held by RTC3 but that are not exercisable due to a 9.99% beneficial ownership limitation.

(4)      Includes (i) options to purchase 278 shares of Common Stock that are exercisable within 60 days of January 13, 2023 and (ii) warrants to purchase 2,718 shares of common stock associated with our January 2022 private placement offering.

(5)      Includes the following shares subject to options that are exercisable within 60 days of September 13, 2023: Mr. Hua, 364; Mr. Kessler, 562; Mr. Oakes 363; Mr. Varier 363; Mr. Mahoney, 363; and Mr. Sokolow, 278.

EXPENSES OF SOLICITATION

We will pay the entire expense of soliciting proxies for the Special Meeting. In addition to this solicitation by mail, certain of our directors, officers and employees (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram, personal interview, facsimile, e-mail or other means of electronic communication. We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $8,500 in total. In addition, banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them as of the record date, and such custodians will be reimbursed for their expenses.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees billed by Marcum LLP (“Marcum”), our independent registered public accounting firm, for professional services rendered during the fiscal years ended December 31, 2022 and 2021:

Types of Fees	2022	2021
Audit Fees	$335,000	$352,450
Audit-Related Fees	55,100	85,500
Tax Fees	22,750	15,000
Total Fees	$412,850	$452,950

In the table above, “Audit Fees” are fees our Company paid to Marcum for professional services rendered connection with the audit of the Company’s consolidated financial statements and the operating effectiveness of internal control over financial reporting included in the Company’s Annual Report on Form 10-K, the review of financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC, or for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements, net of out of pocket expenses; “Audit-Related Fees” are fees billed by Marcum for assurance and related services that are reasonably related to the performance of the audit or review of our Company’s financial statements (accounting consultations on transaction related matters including work related to our S-1 and S-3 fillings) and proxy statements; and “Tax Fees” are fees billed by Marcum either for corporate income tax return preparation and filing services and/or individual expatriate income tax services and advice.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to pre-approval procedures. On an ongoing basis, management communicates specific projects and categories of services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Committee approves the engagement of the independent registered public accountants. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts.

The Audit Committee considers whether the provisions of these services are compatible with maintaining the auditor’s independence, and it determined such services for 2022 and 2021 were compatible.

OTHER MATTERS

Pursuant to our bylaws, only those matters described in this Proxy Statement will be presented for action at the Special Meeting.

ADVANCE NOTICE PROCEDURES AND STOCKHOLDER PROPOSALS

Advance Notice Procedures

Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (1) by or at the direction of the Board or (2) by any stockholder of the Company who complies with the notice procedures set forth below and who is a stockholder of record of at least 1.0% of the Company’s outstanding shares of record at the time such notice is delivered to the secretary of the Company as provided below.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (2) of the preceding paragraph, the stockholder must have given timely notice thereof in writing to the secretary of the Company. To be timely, a stockholder’s notice shall be delivered to the secretary of the Company at the principal executive office of the Company not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not later than either the close of business on the tenth day following the earlier of (1) the day on which notice of the date of such meeting was mailed or (2) the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (x) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder on whose behalf the proposal is made; (y) as to the stockholder giving the notice (A) the name and address of such stockholder and (B) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and any other ownership interest in the shares of the Company, whether economic or otherwise, including derivatives and hedges, and (z) a representation that the person sending the notice is a stockholder of record on the record date and shall remain such through the annual meeting date, and that such stockholder intends to appear in person or by proxy at such annual meeting to move the consideration of the business set forth in the notice.

These requirements are separate and distinct from the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Stockholder Proposals For 2023 Annual Meeting of Stockholders

To be considered for presentation at our 2023 Annual Meeting of Stockholders, inclusion in the proxy statement and on the proxy card, a stockholder proposal must have been received at our offices no later than December 30, 2022. For stockholder proposals or other business matters that may be raised at the 2023 Annual Meeting of Stockholders, but not included in the proxy statement or on the proxy card that are submitted outside the proposal process identified in the preceding sentence, if we do not receive notice of any such matter that a stockholder wishes to raise at the 2023 Annual Meeting of Stockholders during the period commencing March 10, 2023 and ending April 9, 2023, then no business matters, other than those included in the notice of Annual Meeting for the 2023 Annual Meeting of Stockholders, may properly come before the 2023 Annual Meeting of Stockholders. All proposals and notifications for the 2023 Annual Meeting of Stockholders should be addressed in writing to the attention of the Corporate Secretary, Agrify Corporation, 76 Treble Cove Road, Building No. 3, Billerica, MA 01862 and should satisfy the particular requirements of our Amended and Restated Bylaws.

ADDITIONAL INFORMATION

Annual Report on Form 10-K

Our Annual Report Form 10-K for the year ended December 31, 2021 was filed with the SEC on March 31, 2022. We will furnish, upon written request of any stockholder and the payment of an appropriate processing fee, copies of the exhibits to our Annual Report on Form 10-K. Please address all such requests to Agrify Corporation, 76 Treble Cove Road, Building No. 3, Billerica, Massachusetts 01862, Attention: Corporate Secretary.

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of such materials may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such document to you if you write or call us at the following address or telephone number: Agrify Corporation, 76 Treble Cove Road, Building No. 3, Billerica, MA 01862, Attention: Corporate Secretary, (617) 896-5243, or you can request a copy of any such document by visiting the Special Meeting page of our Internet website at www.proxyvote.com. If you want to receive separate copies of any annual report, proxy statement or notice of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

YOUR VOTE IS IMPORTANT
PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD
OR VOTE BY TELEPHONE OR VOTE THROUGH
THE INTERNET AS SOON AS POSSIBLE

AGRIFY CORPORATION C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AGFY2023SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. – COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL #SHARES 123,456,789,012.12345 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR proposals 1, 2 and 3. 1. To approve, as contemplated by Nasdaq Listing Rule 5635, the issuance of up to 26,769,230 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) upon the exercise of warrants of the Company (the “Warrants”) issued in connection with the Company’s public offering that closed on December 20, 2022, and to permit the reduction of the exercise price of those Warrants under certain circumstances. 2. To approve an Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 200,000,000, and to correspondingly increase the total authorized shares of stock from 103,000,000 to 203,000,000. 3. To consider and vote upon an adjournment of the Special Meeting in order to solicit additional proxies if there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Special Meeting. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Special Meeting Proxy Statement is available at www.proxyvote.com AGRIFY CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF SHAREHOLDERS FEBRUARY 28, 2023 The shareholder(s) hereby appoint(s) Raymond Chang and Timothy Hayden or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Agrify Corporation that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 10:00 a.m., Eastern Time on Tuesday, February 28, 2023, at www.virtualshareholdermeeting.com/AGFY2023SM, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side